Exhibit 1.1

AGI Inc

Class A Common Shares

Underwriting Agreement

[●], 2026

Goldman Sachs & Co. LLC,

Morgan Stanley & Co. LLC.

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

AGI Inc, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”), an aggregate of [●] Class A common shares, par value U.S.$[●] per Class A common share (the “Class A Common Shares”) of the Company and, at the election of the Underwriters, up to [●] additional Class A Common Shares of the Company solely to cover over-allotments, if any, and the shareholders of the Company named in Schedule II hereto (collectively, the “Selling Shareholders”) propose, subject to the terms and conditions stated in this this Agreement, to sell to the Underwriters an aggregate of [●] Class A Common Shares and, at the election of the Underwriters, up to [●] additional Class A Common Shares solely to cover over-allotments, if any. The aggregate of [●] Class A Common Shares to be sold by the Company and the Selling Shareholders is herein called the “Firm Shares” and the aggregate of [●] additional Class A Common Shares to be sold by the Company and the Selling Shareholders is herein called the “Optional Shares.”

The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

1.         (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)  A registration statement on Form F-1 (File No. 333-[●]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement;” the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus;” such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus;” any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Testing-the-Waters Communication;” and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication;” and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued, or, to the Company’s knowledge, threatened by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 10(c) of this Agreement) or any Selling Shareholder Information (as defined in Section 1(c)(i) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is [●] [p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information or any Selling Shareholder Information;

(iv) The Registration Statement conforms and any such post-effective amendment complied and will comply in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the applicable filing date and as of each Time of Delivery, as the case may be, the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable filing date and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or any Selling Shareholder Information;

(v) Neither the Company nor any of its subsidiaries has, since the date of the latest audited consolidated financial statements included in the Pricing Prospectus, (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, except where such loss or interference would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (as defined below), (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole, or (iii) incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any material adverse change in the share capital (other than as a result of (i) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vi) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Prospectus, or such as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, and except where the failure to so own such real properties and personal properties would not individually or in the aggregate result in a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, except where the failure to hold such leased real or personal property under valid enforceable leases would not individually or in the aggregate result in a Material Adverse Effect;

(vii) Each of the Company and each of its subsidiaries has been (i) duly incorporated or organized and is validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept is applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing (to the extent such concept is applicable) would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been listed in the Registration Statement;

(viii) The Company has an authorized share capital as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued share capital of the Company, including the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and, when the Shares to be sold by the Company have been issued and delivered against payment therefor as provided herein, issued and are fully paid and non-assessable and conform in all material respects to the description of the Company’s share capital contained in the Pricing Disclosure Package and the Prospectus; and all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(ix) The Shares (A) to be issued and sold by the Company have been duly and validly authorized and, when issued against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Company’s share capital contained in the Pricing Disclosure Package and the Prospectus; and, except as described in the Pricing Prospectus and the Prospectus, the issuance of the Shares is not subject to any preemptive or similar rights and (B) to be sold by the Selling Shareholders are duly and validly issued and are fully paid and non-assessable and will conform in all material respects to the description of the Company’s share capital contained in the Pricing Disclosure Package and the Prospectus;

(x) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable constitutional or organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of this clause (C), for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental or regulatory agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (i) such as have been obtained under the Act, (ii) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, (iii) the approval of the listing on the New York Stock Exchange (the “Exchange”), which is subject only to official notice of issuance, and (iv) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xi) Neither the Company nor any of its subsidiaries is (i) in violation of its respective certificate of incorporation or by-laws (or other applicable constitutional or organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries, as the case may be, or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(xii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Company’s share capital, under the caption “Taxation,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xiii) Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company (i) is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (ii) there are no current or pending Actions that are required under the Act to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus that are not so described therein; and there are no contracts or other documents or, to the Company’s knowledge, no statutes or regulations that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus;

(xiv) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xv) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvi) Ernst & Young Auditores Independentes S.S. (“EY”), who has audited certain financial statements of the Company and its subsidiaries included in the Registration Statement, Pricing Disclosure Package and Prospectus, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xvii) The Company maintains a system of internal control over financial reporting that is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xviii) Except as disclosed in each of the Pricing Prospectus and the Prospectus, since the date of the latest audited consolidated financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xix) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and chief financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xx) This Agreement has been duly authorized, executed and delivered by the Company;

(xxi) Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated, or is in violation of, any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom, Brazil’s Anticorruption Law (Laws No. 12,846/2013) and 8,429/1992 and Brazilian Decree 8,420/2015 or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company and its subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(xxii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, to the extent applicable, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules or regulations issued, administered or enforced by any governmental agency, including the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”); no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxiii) Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is a person or entity that is, or is owned or controlled by one or more persons or entities that are (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or any other relevant sanctions authority (collectively, “Sanctions”) or otherwise named on any restricted parties list administered by such authorities, including the Denied Persons List or Entity List, (ii) located, organized, or resident in a country or territory that is, or the government of which is, the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government-controlled areas of Kherson and Zaporizhzhia of Ukraine, Cuba, Iran, North Korea and Syria (a “Sanctioned Jurisdiction”), and the Company will not, and will not permit subsidiaries to, directly or indirectly use all or part of the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its subsidiaries is knowingly engaged in, or has, at any time since April 24, 2019, knowingly engaged in any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote continued compliance with Sanctions;

(xxiv) The financial statements, including (A) the audited consolidated financial statements of the Company as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and 2022 and (B) the unaudited interim condensed consolidated financial statements of the Company as of September 30, 2025 and for the nine-month periods ended September 30, 2025 and 2024, included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with IFRS as issued by the IASB applied on a consistent basis throughout the periods involved and said unaudited condensed interim consolidated financial statements have been prepared in accordance with IAS 34 – Interim Financial Reporting (“IAS 34”) as issued by IASB applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with IFRS Accounting Standards or IAS 34 (as applicable) the information required to be stated therein. The selected financial and other data and the summary financial and other data included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein. Except as included therein, no historical or pro forma financial statements, or other financial statements required by Regulation S-X under the Act, including Rule 3-09 thereof, or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with the requirements for “Non-GAAP Financial Measures” under Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable; and the Company and its subsidiaries do not have any material off-balance sheet liabilities and obligations, except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus;

(xxv) From the time of filing of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Testing-the-Waters Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxvi) The Company is a “foreign private issuer” as defined in Rule 405 under the Act (a “Foreign Private Issuer”);

(xxvii) The Company does not believe that it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the United States Treasury regulations promulgated thereunder, for its prior taxable year ending December 31, 2025, and based on the Company’s current operations, income, assets, including goodwill, and certain estimates and projections, including as to the relative values of our assets, does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(xxviii) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries (i) own or otherwise possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, domain names, copyrights and registrations and applications thereof, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property) necessary for the conduct of their respective businesses as currently conducted, (ii) do not, through the conduct of their respective businesses, infringe, violate or conflict with any such right of others and (iii) have not received any written notice of any claim of infringement, violation or conflict with, any such rights of others;

(xxix) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (ii) the Company and its subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards that are designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, and (iii) the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;

(xxx) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect;

(xxxi) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;

(xxxii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each employee benefit plan (each, a “Plan”), within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company would have any material liability (but excluding any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is, to the knowledge of the Company, reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period), (D) the fair market value of the assets of each Plan subject to Title IV of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or, to the knowledge of the Company, is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA, (F) neither the Company nor any member of the Controlled Group (within the meaning of section 4001(a)(14) of ERISA) has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA) and (G) to the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan;

(xxxiii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in any of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxxiv) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained written consent for the use of such data from such sources;

(xxxv) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any applicable provision of the Sarbanes-Oxley Act;

(xxxvi) Except for the appointment of the Underwriters, who may engage in stabilization activities and as to whose actions the Company makes no representation, neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares;

(xxxvii) The Company and each of its subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations from, and have made all declarations and filings with, all governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(xxxviii)       Except as disclosed in each of the Pricing Prospectus and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission, or the issuance and sale of the Shares;

(xxxix) The Company and each of its subsidiaries have timely filed or caused to be timely filed all tax returns required to have been filed by them or have duly and timely requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have timely paid or caused to be timely paid all taxes required to be paid (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as are currently being contested in good faith by appropriate proceedings diligently conducted and for which reserves required by IFRS have been created in the financial statements of the Company or the relevant subsidiary thereof, as applicable), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had a Material Adverse Effect; neither the Company nor any of its subsidiaries have notice or knowledge of any unpaid tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries that could be reasonably expected to be determined adversely to the Company or its subsidiaries and would reasonably be expected to have a Material Adverse Effect;

(xl) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are ordinary and customary in the businesses in which they are engaged;

(xli) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement or the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package;

(xlii) There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a broker’s commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares to the Underwriters;

(xliii) Except as described in the Pricing Disclosure Package, the Company has not sold, issued or distributed any Class A Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(xliv) The Company has no reason to believe that the indemnification provisions set forth in Section 10 hereof contravene Cayman Islands or Brazilian law or public policy;

(xlv) Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no stamp, documentary, registration, withholding or other issuance or transfer taxes or duties and no other similar taxes are payable by or on behalf of the Underwriters to, or otherwise imposed on any payments made to the Underwriters under this Agreement by, the Cayman Islands, Brazil, or any other jurisdiction in which the Company is resident for tax purposes or, in each case, any authority or any political subdivision or taxing authority thereof or therein in connection with (i) the execution, delivery or performance by the Company of this Agreement, save that Cayman Islands stamp duty may be payable if the original Agreement is brought to or executed in the Cayman Islands, (ii) the creation, allocation, issuance, offer, transfer, delivery or sale of the Shares to the Underwriters or purchasers procured by the Underwriters by the Company, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein;

(xlvi) Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the laws of the Cayman Islands or Brazil, or U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of the courts of the Cayman Islands or Brazil, or the U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 22 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(xlvii) Any final judgment for a fixed or determined sum of money (other than a sum payable in respect of taxes, fines, penalties or similar charges) or a non-monetary judgment (in respect of which specific performance could be ordered) rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon the Agreement would be declared enforceable against the Company by the courts of the Cayman Islands and Brazil, without reconsideration or reexamination of the merits, provided that, in the case of the Cayman Islands, such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands; and (upon recognition of such judgment by the Brazilian Superior Court of Justice in case of any judgment in Brazil) provided that, with respect to Brazil, such judgment (a) fulfills all formalities required for its enforceability and is effective under the laws of the country where the foreign judgment was granted; (b) is issued by a competent court and/or authority in the jurisdiction where it was awarded after proper service of process on the parties, which service must be in accordance with Brazilian law if made in Brazil, or after sufficient evidence of the parties’ absence (revelia) has been given, as required under applicable law; (c) is not against Brazilian public policy, national sovereignty or public morality; (d) is authenticated by a Brazilian consular office in the country where the foreign judgment is issued, except if it is apostilled by a competent authority of the State in which the decision was issued, according to the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Document; (e) is translated into Portuguese by a sworn translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; (f) such judgment does not conflict with a previous final and binding judgment on the same matter and involving the same parties issued in Brazil (res judicata); (g) does not violate the exclusive jurisdiction of Brazilian courts, as set forth in Article 23 of the Brazilian Code of Civil Procedure (Law No. 13,105/2015, as amended) and (h) the applicable procedure under the law of Brazil with respect to the enforcement of foreign judgments is complied with;

(xlviii) The choice of laws of the State of New York as the governing law of the Agreement (the “Governing Law”) is a valid choice of law under the laws of the Cayman Islands and Brazil and will be recognized and given effect by the courts of the Cayman Islands and Brazil, provided, with respect to Brazil, that (a) the contractual language makes it clear that the New York courts have exclusive jurisdiction; (b) the contract is considered to be international by Brazilian courts; (c) the clause of submission to an exclusive jurisdiction is not considered abusive by Brazilian courts and (d) Brazilian courts do not have exclusive jurisdiction over any dispute arising therefrom and subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus and provided that, in the case of the Cayman Islands, such choice of law has been made in good faith and will be upheld by the courts of New York as a matter of the Governing Law. The Company has the power to submit, and pursuant to Section 19 of this Agreement and to the extent permitted by law, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(xlix) This Agreement is in proper form under the laws of the Cayman Islands and Brazil for the enforcement thereof against the Company, and the legality, validity, enforceability or admissibility into evidence of this Agreement in any jurisdiction in which the Company is incorporated or organized or does business is not dependent upon this Agreement being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of this Agreement, other than court costs (including, without limitation, filing fees), except that, (i) Cayman Islands stamp duty would be required to be paid before this Agreement could be admitted into evidence before the courts of the Cayman Islands, and (ii) for the purpose of enforcing and admitting this Agreement executed outside Brazil into evidence before the public agencies and courts in Brazil (to the extent such jurisdiction is applicable): (i)(a) the signatures of the parties executing this Agreement outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by a Brazilian Consulate; (b) this Agreement shall have been translated into Portuguese by a sworn translator; and (c) this Agreement shall have been registered with the appropriate Registry of Titles and Deeds in Brazil, together with its sworn translations; or (ii) if the state in which this Agreement was executed is party to the Apostille Convention, (a) an authority designated by the state in which this Agreement is executed (“Competent Authority”) shall have issued a certificate that authenticates the origin of this Agreement (“Apostille”) and (b) the Apostille and this Agreement shall have been translated into the Portuguese language by a sworn translator;

(l) The Company does not have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act;

(li) Under the current laws and regulations of the Cayman Islands and Brazil all dividends and other distributions declared and payable on the Shares in cash may be freely remitted out of the Cayman Islands and Brazil and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands or in Brazil; and except as disclosed in each of the Registration Statement, the Pricing Prospectus and the Prospectus, all such dividends and other distributions paid by the Company will not be subject to withholding under the laws and regulations of the Cayman Islands and Brazil;

(lii) Any waiver, relief, concession or preferential treatment relating to taxes granted to the Company or any subsidiary by any Cayman Islands or Brazilian taxing authority is valid and in full force and effect; and

(liii) It is not necessary under the laws of the Cayman Islands and Brazil (i) to enable the Underwriters to enforce their rights under this Agreement, provided that they are not otherwise engaged in business in the Cayman Islands or in Brazil, or (ii) solely by reason of the execution, delivery or consummation of this Agreement or the offering or sale by the Selling Shareholders of the Shares, for any of the Underwriters to be qualified or entitled to carry out business in the Cayman Islands or in Brazil.

(b)           Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, and for the sale and transfer of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign and transfer the Shares to be sold by such Selling Shareholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, except, in the case of this clause (A), for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, (B) any such Selling Shareholder’s organizational document, if applicable, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its subsidiaries or any of the properties of such Selling Shareholder, except, in the case of this clause (C), for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on such Selling Shareholder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, in connection with the Shares to be sold by such Selling Shareholder hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(iii) Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon transfer of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) Except for the appointment of the Underwriters, who may engage in stabilization activities and as to whose actions such Selling Shareholder makes no representation, such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v) Such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Money Laundering Laws or any Anti-Corruption Laws; and

(vi) As of the date hereof and as of each Time of Delivery, such Selling Shareholder is not and will not be prompted by any material information concerning the Company or any of its subsidiaries, taken as a whole, that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.

(c)           In addition to the representations and warranties made in Section 1(b) hereof, each of the Selling Shareholders listed in Annex A of Schedule II represents and warrants to each Underwriter that solely to the extent that any statements or omissions made in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information relating to such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use therein, it being understood and agreed upon that the only such information furnished by any Selling Shareholder consists of the following information: the name, address and number (excluding percentages) of Class A Common Shares owned by such Selling Shareholder before and after the offering contemplated hereby and the other information relating to such Selling Shareholder that appears in the table and corresponding footnotes under the caption “Principal and Selling Shareholders” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (such information, the “Selling Shareholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           In addition to the representations and warranties made in Section 1(b) hereof, the Selling Shareholder listed in Annex B of Schedule II represents and warrants to each Underwriter that:

(i) The Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and

(ii) Such Selling Shareholder has no reason to believe the representations and warranties of the Company contained in Section 1(a) are not true and correct, and such Selling Shareholder is familiar with the Registration Statement, the Pricing Prospectus and the Prospectus.

2.       Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders agree, severally and not jointly, to issue and sell (as applicable) to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of US$[●], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and the Selling Shareholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to issue and sell (as applicable) to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company and the Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company and all Selling Shareholders as set forth in Schedule II hereto initially with respect to the Optional Shares to be sold by the Company and then among the Selling Shareholders in proportion to the maximum number of Optional Shares to be sold by each Selling Shareholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be issued or transferred (as applicable), as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than one or later than ten business days after the date of such notice.

3.       Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4.       (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least twenty-four hours’ prior notice to the Company and the Selling Shareholders shall be issued and transferred, respectively, by or on behalf of the Company and the Selling Shareholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least twenty-four hours in advance. The Company and the Selling Shareholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, [9:30] a.m., New York time, on [●], 2026 or such other time and date as the Representatives, the Company may agree upon in writing, and, with respect to the Optional Shares, [9:30] a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company may agree upon in writing. Such time and date for the issue and transfer (as applicable) of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for issue and transfer (as applicable) of the Optional Shares, if not the First Time of Delivery, is herein called a “Subsequent Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(o) hereof will be delivered at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [●] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.         The Company agrees with each of the Underwriters:

(a)       To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)       Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c)       Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)       To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)        (i) During the period beginning from the date hereof and continuing to and including the date 180]days after the date of the Prospectus (the “Company Lock-Up Period”), not to (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (2) enter or publicly disclose the intention to enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by the issuance or transfer of Common Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman Sachs & Co. LLC. The restrictions contained in the preceding sentence shall not apply to (a) the Shares to be sold hereunder; (b) the grant by the Company of any options, warrants or shares, or the issuance by the Company of Common Shares upon the exercise of an option or warrant or under the Company’s long-term incentive plans described in the Registration Statement, the Pricing Prospectus and the Prospectus; (c) the issuance by the Company of Common Shares upon the conversion of a security, described in the Registration Statement, the Pricing Prospectus, and the Prospectus, outstanding on the date hereof, provided that, for the avoidance of doubt, the recipient of such Common Shares shall be bound by the terms of the letter or letters, substantially in the form of Annex I hereto; (d) any issuance by the Company of Common Shares in connection with a merger, acquisition, joint venture or strategic participation entered into by the Company, provided that the aggregate number of Common Shares issued or issuable under this clause (d) shall not exceed (i) 10 % of the total number of Common Shares issued and outstanding as of the date of such merger, acquisition, joint venture or strategic participation, as the case may be, and (ii) the recipient of such Common Shares shall have executed and delivered to the Representatives a letter or letters, substantially in the form of Annex I hereto; (e) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to the Company’s long term incentive plans described in the Registration Statement, the Pricing Prospectus and the Prospectus, (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (i) such trading plan does not provide for the transfer of Common Shares during the Company Lock-up Period and (ii) no public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, or (g) the issuance by the Company of Common Shares to LCM Bigbang FIP Multiestratégia Responsabilidade Limitada or any of its affiliates (collectively, “Lumina”) pursuant to the shareholders’ agreement dated February 19, 2025 as described in each of the Pricing Prospectus and the Prospectus under “Management—Shareholders’ Agreements—Lumina Shareholders’ Agreement,” provided, however, that any delivery or transfer of Common Shares issued by the Company to Lumina in accordance herewith shall be expressly conditioned upon the recipient executing and being bound by the terms of a letter substantially in form of Annex I hereto.

(ii) If Goldman Sachs & Co. LLC, in its sole discretion, agrees to release or waive the restrictions set forth in the lock-up letter described in Section 9(m) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(f)       For so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided, however, that the Company may satisfy the requirements of this subsection by filing such information through EDGAR;

(g)      During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission), unless, in each case, otherwise publicly available;

(h)       To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds;”

(i)        To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(j)        If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(k)       Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(l)        To promptly notify you if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery; and

(m)       If requested by any of the Underwriters, the Company will deliver to such Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed “Certification Regarding Beneficial Owners of Legal Entity Customers,” together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as such Underwriter may reasonably request in connection with the verification of the foregoing certification.

6.         Each Selling Shareholder listed in Annex B of Schedule II agrees with each of the Underwriters that, if requested by any of the Underwriters, such Selling Shareholder will deliver to such Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed “Certification Regarding Beneficial Owners of Legal Entity Customers,” together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as such Underwriter may reasonably request in connection with the verification of the foregoing certification.

7.        (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(c) hereto;

(b)       The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)       The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance and in conformity with the Underwriter Information or any Selling Shareholder Information; and

(d)       The Company and each Selling Shareholder represents and agrees that (i) it has not engaged in, or authorized any other person other than the Underwriters to engage in, any Written Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications.

8.       The Company covenants and agrees, with the several Underwriters that (a) the Company will pay or cause to be paid the following: (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsels and accountants in connection with the registration or sale of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communications, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale, issue and transfer (as applicable)of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (b) the Company will pay or cause to be paid: (i) the cost of preparing share certificates, if applicable; (ii) the cost and charges of any transfer agent or registrar; (iii) all expenses of the Company incurred in connection with any “roadshow” presentation to potential investors, excluding the expenses incurred by the Underwriters in connection therewith; and (iv) all other costs and expenses of the Company incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8; and (c) such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholder (it being understood that [Mayer Brown LLP and Tauil & Chequer Advogados Associado a Mayer Brown] shall serve as counsel to Vinci Capital Partners III H Fundo de Investimento em Participações Multiestratégia and the fees and expenses of such counsel shall be borne solely by such Selling Shareholder and not shared with the Company or other Selling Shareholders), and (ii) all expenses and taxes (including, without limitation, all necessary transfer, stamp and similar taxes) incident to the sale and issue and transfer (as applicable) of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. It is understood, however, that except as provided in this Section 8 and Sections 10 and 13, the Underwriters will pay all of their costs and expenses, including the fees, disbursements and expenses of the Underwriters’ counsels, “roadshow” and other out-of-pocket expenses, any other costs other payable by the Underwriters on resale of any of the Shares by them and any advertising expenses connected with any offers they may make, provided further that “roadshow” expenses incurred by the Underwriters will be shared on a pro rata basis based on the number of Shares which such Underwriters agrees to purchase hereunder. For the avoidance of doubt, the Company, on the one hand, and the Underwriters, on the other hand, shall each pay 50% of the cost of any chartered plane, chartered jet or other chartered aircraft authorized in advance by the Company used in connection with any “roadshow” presentation to potential investors.

9.       The obligations of the Underwriters hereunder, as to the Shares to be issued and transferred (as applicable) at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)       White & Case LLP, U.S. counsel for the Underwriters, shall have furnished to you its opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)       Mattos Filho, Veiga Filho, Marrey Jr e Quiroga Advogados, Brazilian counsel for the Underwriters, shall have furnished to you its opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(e)       Davis Polk & Wardwell LLP, U.S. counsel for the Company [and the Selling Shareholders], shall have furnished to you its opinion and negative assurance letter, dated such Time of Delivery, in form and substance previously agreed upon and satisfactory to you;

(f)       Pinheiro Neto Advogados, Brazilian counsel for the Company, shall have furnished to you its opinion and negative assurance letter, dated such Time of Delivery, in form and substance previously agreed upon and satisfactory to you;

(g)       Maples and Calder (Cayman) LLP, Cayman Islands counsel for the Company, shall have furnished to you its opinion, dated such Time of Delivery, in form and substance previously agreed upon and satisfactory to you;

(h)       The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you:

(h)       On the date of the Prospectus at a time prior to the execution of this Agreement, at [9:30] a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, EY shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on a Time of Delivery shall use a “cut-off date” [not more than three business days prior to the date hereof or a Time of Delivery, as the case may be];

(i)       On the date of the Prospectus at a time prior to the execution of this Agreement, at [9:30] a.m., New York City time and also at each Time of Delivery, the Underwriters shall have received a certificate, dated the respective dates of delivery thereof, in form and substance satisfactory to you, signed by the Chief Financial Officer of the Company;

(j)       (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited consolidated financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) except as disclosed in the Pricing Prospectus and the Prospectus under the heading “Capitalization,” since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the issue and transfer (as applicable) of the Shares being issued and transferred (as applicable) at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k)       On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the issue and transfer (as applicable) of the Shares being issued and transferred (as applicable) at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(l)       The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(m)       The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each Selling Shareholder, director, officer and security holder (including those holding options) of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to you;

(n)       The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(o)       The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (i) of this Section 9.

10.       (a) The Company will indemnify and hold harmless each Underwriter, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in this Agreement, the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communications, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communications, in reliance upon and in conformity with the Underwriter Information (as defined below) or Selling Shareholder Information, as applicable.

(b)       Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless each of the Underwriters and each of their respective officers, partners, members, directors and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in this Agreement, the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communications, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that a Selling Shareholder listed in Annex A of Schedule II shall be liable only with respect to untrue statements or alleged untrue statements, or omissions or alleged omissions, made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the applicable Selling Shareholder Information; provided, further, that a Selling Shareholder shall not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communications, in reliance upon and in conformity with the Underwriter Information; and provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the net proceeds (after deducting underwriting commissions and discounts, but before expenses) received by such Selling Shareholder from the sale of Shares by such Selling Shareholder hereunder (in relation to each such Selling Shareholder, the “Selling Shareholder Proceeds”).

(c)       Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and each Selling Shareholder, its officers, partners, members, directors and its affiliates and each person, if any, who controls the Company or such Selling Shareholder, as applicable, within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communications, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communications, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the respective name of each Underwriter and (ii) the information contained in the [●] sentence of the [●] paragraph under the caption “Underwriting.”

(d)       Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 10. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. The indemnifying party shall be entitled to participate in any such action and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(e)       If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Selling Shareholders, as applicable, on the one hand and the Underwriters on the other from the offering of the Shares and with the proportion among the Company and the Selling Shareholders to reflect the relative fault of the Company and the Selling Shareholders. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and/or the Selling Shareholders, as applicable, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations and with the proportion among the Company and the Selling Shareholders to reflect the relative fault of the Company and the Selling Shareholders. The relative benefits received by the Company and/or the Selling Shareholders, as applicable, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and/or the Selling Shareholders, as applicable, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Selling Shareholders, or the Underwriters, as applicable, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which its net underwriting commissions (after taxes and expenses payable to the Underwriter) received by such Underwriter in connection with the Shares underwritten by it and distributed to the public, exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. Notwithstanding the provisions of this subsection (e), each Selling Shareholder’s obligation to contribute any amount under this subsection (e) is limited in the manner and to the extent set forth in Section 10(b) hereof and in no event shall the aggregate liability of each Selling Shareholder under this Section 10 exceed the limit set forth in Section 10(b).

(f)       The obligations of the Company and the Selling Shareholders under this Section 10 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Selling Shareholders (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act and the Exchange Act.

11.      (a)     If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.       The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive the issue and transfer (as applicable) of and payment for the Shares.

13.       If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason any Shares are not issued and transferred (as applicable) by or on behalf of the Company and the Selling Shareholders as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, issue and transfer of the Shares not so issued and transferred (as applicable), but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14.       In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC on behalf of you as the Representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by such Selling Shareholder.

In accordance with the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; (iii) [●], [●], Attention: [●]; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: [●]; and if to any shareholder that has delivered a lock-up letter described in Section 9(m) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or to the Selling Shareholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 10 and 13 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, or any director, officer or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.       Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.      (a)    The Company and the Selling Shareholders, severally and not jointly, acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement, (iv) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment or tax advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder in connection with such transaction or the process leading thereto.

18.       This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19.       THIS AGREEMENT AND ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW THAN THE LAWS OF THE STATE OF NEW YORK. The Company and each Selling Shareholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Shareholder agree to submit to the jurisdiction of, and to venue in, such courts. The Company and each Selling Shareholder waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and each Selling Shareholder agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Selling Shareholder and may be enforced in any court to the jurisdiction in which the Company and each Selling Shareholder is subject by a suit upon such judgment. The Company and each Selling Shareholder irrevocably appoint [●] located at [●], as its authorized agent to receive service of process or other legal summons for purposes of any suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company and each Selling Shareholder, as the case may be, by the person serving the same to the address provided in this Section 19, shall be deemed in every respect effective service of process upon the Company and each Selling Shareholder in any such suit or proceeding. The Company and each Selling Shareholder hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company and each Selling Shareholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

20.       The Company and the Selling Shareholders, severally and not jointly, agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The foregoing indemnity made by each Selling Shareholder is made only with respect to any judgment or order against such Selling Shareholder and only to the extent of the loss directly attributable to such judgment or order. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency, provided, however, that the liability of each Selling Shareholder under this Section 20 shall be limited to the Selling Shareholder Proceeds applicable to such Selling Shareholder.

21.        The Company and each of the Selling Shareholders will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties payable in Brazil, the Cayman Islands or any other jurisdiction in which each of the Selling Shareholders is resident for tax purposes or any political subdivision or taxing authority of any of the foregoing (each, a “Taxing Jurisdiction”), on the sale of the Shares by the Company or the Selling Shareholders to the Underwriters and on the execution and delivery of this Agreement. All indemnity payments to be made by the Company or any of the Selling Shareholders hereunder in respect of this Section 21 shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental shares whatsoever unless the Company or the relevant Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company or the relevant Selling Shareholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made, provided, however, that no such additional amounts shall be payable to an Underwriter: (i) to the extent any such taxes are imposed on such Underwriter by the Cayman Islands or Brazil or any political subdivision of taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between such Underwriter and the jurisdiction imposing such withholding or deductions or (ii) on account of any such tax imposed that would not have been imposed but for the failure by an Underwriter to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection of such Underwriter with any Taxing Jurisdiction, if compliance by such Underwriter with such certification, identification or other reporting requirements was timely requested by the Company and is required by such Taxing Jurisdiction as a pre-condition to exemption from, or reduction in the rate of, such tax. If any such deduction or withholding has been made, the Company or the relevant Selling Shareholder will provide the Underwriters with copies of documentation evidencing the payment to the proper authorities of the amount of taxes deducted or withheld.

22.       To the extent that the Company and any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) Brazil, or any political subdivision thereof, (iii) the United States or the State of New York, or (iv) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, the Company and each Selling Shareholder hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

23.       The Company, each Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

25.       Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

26. Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

AGI Inc

By:
Name:
Title:

AGI Partners Limited

By:
Name:
Title:

LCM Bigbang Fundo de Investimento em Participações Multiestratégia Responsabilidade Limitada

By:
Name:
Title:

Vinci Capital Partners III H Fundo de Investimento em Participações Multiestratégia

By:
Name:
Title:

Accepted as of the date hereof
in New York, New York.

Goldman Sachs & Co. LLC

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

[●]

By:
Name:
Title:

On behalf of each of the Underwriters

Exhibit 1.1

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	[●]	[●]
Morgan Stanley & Co. LLC	[●]	[●]
Citigroup Global Markets Inc.	[●]	[●]
Banco Bradesco BBI S.A.	[●]	[●]
Banco BTG Pactual S.A. – Cayman Branch	[●]	[●]
Itau BBA USA Securities, Inc.	[●]	[●]
Santander US Capital Markets LLC	[●]	[●]
SG Americas Securities, LLC	[●]	[●]
XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.	[●]	[●]
Oppenheimer & Co., Inc	[●]	[●]
Susquehanna Financial Group, LLLP	[●]	[●]
Total	[●]	[●]

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company	[●]	[●]

The Selling Shareholders:	[●]	[●]

AGI Partners Limited	[●]	[●]

LCM Bigbang Fundo de Investimento em Participações Multiestratégia Responsabilidade Limitada	[●]	[●]

Vinci Capital Partners III H Fundo de Investimento em Participações Multiestratégia	[●]	[●]

Total	[●]	[●]

1

ANNEX A

●	LCM Bigbang Fundo de Investimento em Participações Multiestratégia Responsabilidade Limitada

●	Vinci Capital Partners III H Fundo de Investimento em Participações Multiestratégia

2

ANNEX B

●	AGI Partners Limited

3

SCHEDULE III

(a)        Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[None.]

(b)       Written Testing-the-Waters Communications:

[None.]

(c)        Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Pricing Information Provided Orally by the Underwriters, which consists of:

●	The initial public offering price per share for the Shares is US$[●] (“Public Offering Price”); and

●	The aggregate number of Shares purchased by the Underwriters is [●].

4

SCHEDULE IV

Names of parties signing lock-up agreement

●	Marciano Testa

●	Glauber Marques Correa

●	Gabriel Felzenszwalb

●	Daniel Krepel Goldberg

●	Humberto Goes Linaris

●	Aod Cunha de Moraes Junior

●	Rosa Rios

●	Marcello Winik Dubeux

●	Rafael de Oliveira Morais

●	Lucas Araújo de Aguiar

●	Vinicius Birkeland Aloe

●	Matheus Girardi

●	Daniel Antonio Pires

●	Daniel Monteiro de Farias

●	AGI Partners Limited

●	LCM Bigbang Fundo de Investimento em Participações Multiestratégia Responsabilidade Limitada

●	Vinci Capital Partners III H Fundo de Investimento em Participações Multiestratégia

5

ANNEX I

FORM OF LOCK-UP AGREEMENT

Goldman Sachs & Co. LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re: AGI Inc - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with AGI Inc, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), providing for the initial public offering (the “Initial Public Offering”) of Class A common shares, par value US$[●] per share, (the “Shares”) of the Company pursuant to a Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period commencing on the date hereof and ending on the 180th day after the date of the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Class A Common Shares of the Company, or any options or warrants to purchase any Class A Common Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Class A Common Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably would be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) Goldman Sachs & Co. LLC agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Class A Common Shares, Goldman Sachs & Co. LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and provided that the undersigned is (x) not required to and does not voluntarily effect any public filing or report regarding such transfers described in clauses (i) through (iii); and (y) not required to and does not voluntarily effect any public filing or report regarding such transfers described in clauses (v) through (x) other than filings under Section 13 of the Exchange Act, the undersigned may transfer the Undersigned’s Shares:

(i)	as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	if such transfer occurs by reason of a will or under the laws of descent, or pursuant to statutes governing the effects of a qualified domestic order or divorce settlement, provided that the transferee agrees to be bound in writing by the restrictions set forth herein;

(iv)	in transactions relating to Shares or other securities acquired in open market transactions after the completion of the Initial Public Offering;

(v)	after the consummation of the Initial Public Offering, pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s share capital involving a change of control of the Company that has been approved by the Company’s board of directors, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement, and provided further that “change of control” as used herein, shall mean a change in ownership of not less than 50.1% of all of the voting stock of the Company;

(vi)	pursuant to the Underwriting Agreement and any reclassification, conversion or exchange in connection with such sale of the Shares;

(vii)	[(1) pursuant to the exercise, in each case on a “net exercise” basis, of any option to purchase Shares granted by the Company pursuant to any long-term incentive plans described in the Registration Statement, the Pricing Prospectus and the Prospectus, where any Shares received by the undersigned upon any such exercise or vesting will be subject to the terms of this Agreement, or (2) for the purpose of satisfying the purchase price or any withholding or other taxes (including estimated taxes) due as a result of the exercise of any right or option to purchase Shares from the Company or the vesting of any restricted stock awards granted by the Company pursuant to any long-term incentive plans described in the Registration Statement, the Pricing Prospectus and the Prospectus, where any Shares received by the undersigned upon any such exercise or vesting will be subject to the terms of this Agreement;][1]

(viii)	[transfers of Shares pursuant to the shareholders’ agreement dated February 19, 2025 as described in each of the Pricing Prospectus and the Prospectus under “Management—Shareholders’ Agreements—Lumina Shareholders’ Agreement;”][2]

(ix)	as a result of the operation of law, or pursuant to an order of a court or regulatory agency;

(x)	in connection with pledges or other encumbrances of the undersigned’s Shares given as security under loans, financings and securities issuances, provided that the pledge or encumbrance shall not be exercised during the term of this lock-up or, if exercised, the transferee agrees to be bound in writing by the restrictions set forth herein; or

(xi)	with the prior written consent of Goldman Sachs & Co. LLC on behalf of the Underwriters.

In addition, notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) if the undersigned is an entity, to any subsidiary or “affiliate” (as such term is defined under the Securities Act of 1933, as amended) of such entity (including without limitation, if the undersigned is a fund, to funds under common management or control), (ii) if the undersigned is an entity, as a distribution to partners, members, shareholders or holders of similar equity interests in the undersigned, and (iii) if the undersigned is an individual, to any immediate family member as defined in FINRA Rule 5130(i)(5) or any entity controlled by the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Shares except in accordance with this Lock-Up Agreement and (1) any such transfer shall not involve a disposition for value and (2) the undersigned is not required to and does not voluntarily effect any public filing or report regarding such transfers other than filings under Section 13 of the Exchange Act.

In addition, notwithstanding the foregoing, this Lock-Up Agreement shall not restrict (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares, provided that (a) such plan does not provide for the transfer of Shares during the Lock-Up Period and (b) none of the Company, the undersigned or any other party shall effect any public filing, report or other public announcement regarding the establishment of the trading plan, provided that to the extent a public announcement or filing under the Exchange Act, if any, is required to be made during the Lock-Up Period by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Shares may be made under such plan during the Lock-Up Period, or (ii) any third-party pledge in a bona fide transaction as collateral to secure the obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and its affiliates; provided, that (a) any such pledgee or other party shall, upon foreclosure on the pledged Shares, execute and deliver an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of this Lock-Up Agreement and (b) none of the Company, the undersigned, nor such pledgee or other party shall effect any public filing or report regarding such pledge, foreclosure or otherwise relating to the pledge.

1 To be applicable only to directors and officers.

2 To be applicable only to Marciano Testa, Lumina and Vinci.

In addition, notwithstanding the foregoing, if the undersigned is a director or officer of the Company, without the prior written consent of Goldman Sachs & Co. LLC, on behalf of the Underwriters, the undersigned may exercise any rights to purchase, exchange or convert any stock options granted to the undersigned pursuant to the Company’s equity incentive plans referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or any options, warrants or other securities convertible into or exercisable or exchangeable for Shares, which options, warrants or other securities are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided that (1) no filings shall be required or made during the Lock-Up Period, (2) the underlying Shares continue to be subject to the restrictions set forth in this Lock-Up Agreement, and (3) neither the Company nor the undersigned otherwise voluntarily effects any other public filings, announcements or reports regarding such exercise during the Lock-Up Period.

The undersigned now has, and, except in the case of permitted transfers as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

This Lock-Up Agreement shall automatically terminate, and the undersigned will be released from all obligations hereunder, upon the earliest to occur, if any, of (a) the date on which the Company, or the Representative on behalf of the Underwriters, advises the other party in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Initial Public Offering, (b) termination of the Underwriting Agreement before the closing of the Initial Public Offering, (c) [●], 2026, in the event that the Underwriting Agreement has not been executed by such date, or (d) if the Company files an application to withdraw the Registration Statement with respect to the Initial Public Offering, the date that the Securities and Exchange Commission consents to the withdrawal of the Registration Statement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Initial Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Initial Public Offering, the Underwriters are not making a recommendation to you to participate in the Initial Public Offering or sell any Shares at the price determined in the Initial Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Initial Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

For purposes of this Lock-Up Agreement, a “Trading Day” is a day on which the New York Stock Exchange is open for the buying and selling of securities.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank.]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

ANNEX II

FORM OF PRESS RELEASE

AGI Inc

[Date]

AGI Inc, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”) announced today that Goldman Sachs & Co. LLC, the lead book-running manager in the recent public sale of [●] shares of the Company’s Class A Common Shares, is [waiving] [releasing] a lock-up restriction with respect to [●] shares of the Company’s Class A Common Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 2026, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.